MORF3D, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

$500,000.00

Los Angeles, California

March 27, 2017

WHEREAS, on March 13, 2017, Sigma Labs, Inc., a Nevada corporation (the “Holder”) loaned to Morf3D, Inc., an Illinois corporation (the “Company”), $150,000 (the “Original Loan”) pursuant to a Secured Promissory Note (the “Original Note”);

WHEREAS, the Original Loan was made in contemplation of a possible transaction or transactions in which the Holder would make an additional loan to the Company and, thereafter possibly acquire or merge with the Company (a “Possible Combination”);

WHEREAS, the Holder is now willing to loan an additional $350,000 (the “Additional Loan”) to the Company and the Company is willing to accept this additional loan, in contemplation of the Possible Combination; and

WHEREAS, the Holder and the Company agree that the Original Note is hereby cancelled, of no further force and effect, and a copy of the Original Note shall be returned to the Company marked “cancelled”, and that the outstanding principal amount of the Original Loan, all unpaid interest and other amounts due, along with the Additional Loan are hereby represented by this Secured Convertible Promissory Note (this “Note”) in the aggregate principal amount of $500,000.00.

1.

Principal and Interest. The Company, for value received, hereby promises to pay to the order of the Holder in lawful money of the United States, the principal amount of Five Hundred Thousand and no/100 Dollars ($500,000.00) (the “Loan”), together with interest accrued on the unpaid principal of this Note at the rate of seven percent (7.0%) per annum commencing on the date of disbursement of the Loan. Subject to the conversion provisions of this Note, accrued interest on this Note shall be payable on the Maturity Date or the Payment Date (as such terms are defined below), as applicable. The Company agrees to use the principal amount of this Note only for leasing an EOS M 400 system, Company payroll and general working capital.

Subject to the conversion provisions of this Note, this Note is due and payable in full (a) on March 27, 2018 (the “Maturity Date”) or (b) on demand by written notice following an Event of Default (as defined below). The Company shall, on the Maturity Date or, if earlier, within one (1) business day of receipt of the written notice referred to in the immediately preceding sentence (the “Payment Date”), pay the outstanding principal and all accrued and unpaid interest on this Note as of the Maturity Date or the Payment Date, as applicable.

The Holder acknowledges and agrees that the provisions of this Note are not contingent on the occurrence of a Possible Combination, and that, absent an Event of Default, the Holder has no right to accelerate this Note prior to the Maturity Date or the Payment Date based solely on the failure of a Possible Combination to be consummated.

2.

Prepayment. The Company may not prepay this Note (in whole or in part) within ninety (90) days following the date hereof without the prior written consent of the Holder, which may be withheld or granted in the Holder’s sole discretion; provided, however, that, after such ninety (90) day period, the Company may prepay this Note (in whole or in part) without the prior written consent of the Holder.

3.

No Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of Loan proceeds, acceleration of maturity of the Loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of Nevada. If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the Loan, or the use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder hereof that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (a) the agreed rate of interest hereunder, or (b) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

4.

Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after the occurrence of an Event of Default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and actual costs incurred by the Holder, as well as any and all interest that has accrued on the outstanding principal balance of this Note after the commencement of bankruptcy, receivership or other judicial proceedings.

5.

Transfer. The rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties hereto. Notwithstanding anything to the contrary herein, this Note is not transferrable by the Company without the prior written consent of the Holder, which consent may be withheld, delayed or conditioned in the Holder’s sole discretion.

6.

Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as the Company or the Holder, as applicable, may from time to time specify in writing. Notices if (a) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (b) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day) and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment). Copies of all notices to the Company shall be provided to Aaron B. Zarkowsky, Howard & Howard Attorneys, 200 S. Michigan Ave. #1100, Chicago, IL 60604, Fax: 312.939.5617, abz@h2law.com.

7.

Security.

(a)

To secure all of its obligations hereunder, the Company hereby collaterally assigns, pledges and grants to the Holder a security interest in all of the Company’s right, title and interest in and to all of the Company’s tangible and intangible assets and property of any kind, no matter where now or hereafter located or existing and whether such assets and property, including cash, are now owned or hereafter acquired or created, all accessions, additions, improvements, replacements and substitutions thereto, all books, records and software related thereto (whether computer-stored or otherwise), and any and all proceeds or products of (or additions or accessories to) any of the foregoing (the “Collateral”); provided, however, that the Collateral shall not include equipment leased by the Company or acquired by the Company with purchase money indebtedness, whether or not the subject of UCC-1 financing statements as of the date hereof. The Company will, from time to time, execute, deliver, file and record, as applicable, any statement, assignment, instrument, document, agreement or other paper and take any other action that from time to time may be necessary in order to create, preserve, perfect, confirm, validate, or protect the foregoing security interest. To the extent permitted by law, the Company hereby authorizes the Holder to file financing statements and continuation statements to perfect the Holder’s security interest in the Collateral. The Company hereby further authorizes the Holder to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Note and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Company hereunder, without the signature of the Company where permitted by law. When all amounts due under this Note have been paid in full and/or converted per Section 11 of this Note, all of the provisions of this Note relating to the Collateral and the Holder ‘s secured interest therein shall terminate, and the Holder, at the request of the Company, will execute and deliver to the Company the proper instruments (including UCC termination statements) acknowledging the termination of such provisions, and will duly assign, transfer and deliver to the Company the Collateral. Until all amounts due under this Note have been paid in full, the Company shall not transfer, assign, pledge or hypothecate any of the Collateral, whether by operation of law or otherwise, other than in the ordinary course of business.

(b)

The Company represents and warrants to the Holder that, except for equipment leased by the Company or equipment acquired with purchase money indebtedness (whether or not the subject of UCC-1 financing statements) listed on Exhibit A hereto (the “Permitted Liens”), it owns good and marketable title to the Collateral, free and clear of any liens or encumbrances and that it has the full legal authority and power to grant the foregoing security interest in, and to assign, the Collateral to the Holder in the manner provided herein.

8.

Event of Default.

(a)

General. If an Event of Default (as defined below) occurs, the Holder may, by notice to the Company, declare the principal amount then outstanding of, and the accrued interest on, this Note to be immediately due and payable.

(b)

Definition. For purposes of this Note, an “Event of Default” is any of the following occurrences:

(i)

The Company shall fail to pay the outstanding principal and all accrued and unpaid interest on this Note on the Maturity Date; or

(ii)

If the Company shall default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any debt which is outstanding in a principal amount of at least $50,000 in the aggregate, or if any event shall occur or condition shall exist in respect of any such debt or under any evidence of any such debt or of any mortgage, indenture or other agreement relating thereto which would permit or shall have caused the acceleration of the payment of such debt, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

(iii)

If the Company shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee (or other officer with similar powers) of itself or of any substantial part of its property, (iv) be adjudicated insolvent or otherwise admit in writing its inability to pay its debt as it becomes due, or (v) take corporate action for the purpose of any of the foregoing; or

(iv)

If a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or if any petition for any such relief shall be filed against the Company and such petition shall not be dismissed without thirty (30) days; or

(v)

If there shall exist final judgments against the Company aggregating in excess of $50,000 and if any one of such judgments shall have been outstanding for any period of forty-five (45) days or more from the date of its entry and shall not have been discharged in full or stayed pending appeal; or

(vi)

The Company shall take any corporate action authorizing, or in furtherance of, any of the foregoing; or

(vii)

The Company shall have materially breached any covenant, representation or warranty in this Note, and such breach (to the extent capable of being cured) shall not have been cured within thirty (30) days following notice of such material breach by the Holder to the Company.

(c)

Remedies on Default, etc. In case any one or more Events of Default shall occur and be continuing, and subject to the notice requirement set forth in Section 1 of this Note, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal of or premium, if any, or interest on this Note, the Company will pay to the Holder such further amount as shall be sufficient to cover the actual cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Further, if any Event of Default shall have occurred and be continuing, the Holder, without any other notice to or demand upon the Company, may, to the fullest extent permitted under applicable law, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral.

9.

Restrictive Covenants. So long as any amounts remain outstanding on this Note, the Company (a) shall not, without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of the Holder), take any of the following actions: (i) pay cash dividends or distributions on any equity securities of the Company; (ii) liquidate, dissolve or wind up, or sell all or substantially all of its assets; (iii) incur any indebtedness for borrowed money (other than equipment leases or purchase money indebtedness), (iv) amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder, (v) merge into, acquire or consolidate with any other entity, or undertake any transaction in which, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction would own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (vi) make any loan to, extend credit to, guarantee the debt of, or invest in any third party (other than the extension of credit to customers in the ordinary course of business), (vii) raise the salaries of, or pay bonuses to, any employee or consultant of the Company, (viii) make any payment to any stockholder of the Company, (ix) change its corporate name, jurisdiction of incorporation or the location of the Collateral, or (x) agree in writing to take any of the foregoing actions, and (b) shall continue to carry on its business in the ordinary course and consistent with its past practices.

10.

Additional Covenants. The Company agrees that while this Note is outstanding:

(a)

the Company will, upon request made at any time and from time to time by the Holder, execute deposit account control agreements or other agreement as may be necessary to confirm and/or perfect the Holder’s first priority interest in and to any and all deposit accounts that may be maintained with any depository institution in the manner provided in the Commercial Code of the state where such deposit accounts are maintained, or the state’s laws that are otherwise applicable to such deposit accounts (and use best efforts to cause the applicable depository institution to execute such agreements).

(b)

the Company will deliver to the Holder records and schedules, in a level of detail satisfactory to the Holder, which show the status and condition of the Collateral, including its location and a description of any contracts or other matters which affect the Collateral (collectively, “Collateral Material”).

(c)

Disclosure and Use of Collateral Material. The Holder shall not disclose any of the Collateral Material of the Company other than to the Holder’s Representatives (a) who are subject to confidentiality and use obligations no less restrictive than those contained in this Note, and (b) on a need to know basis, as reasonably necessary for the purposes set forth in this Note. The Holder shall, and shall cause its representatives to, preserve the confidentiality of all Collateral Material and safeguard against its unauthorized disclosure or use, including advising all Representatives of the confidential nature of the Collateral Material. The Holder agrees that it shall, and shall cause its representatives to, use at least the same degree of care that it uses to protect its own confidential information, but no less than appropriate efforts to prevent the unauthorized use, dissemination, disclosure or publication of the Collateral Material. The Collateral Material of the Company shall not be reproduced by the Holder in any form except as required for the purpose of this Note. Any reproduction or derivative work of any Collateral Material shall remain the property of the Company and shall contain any and all confidential or proprietary notices or legends that appear on the original, unless otherwise authorized in writing by the Company. The Holder shall, and shall cause its Representatives to, use the Collateral Material solely for the purpose of this Note. The Holder will be fully responsible for any breach of this Section 10(c) by any of the Holder’s Representatives.

11.

Conversion.

(a)

Prior to the date that all amounts due and owing under this Note are paid in full, the Holder shall have the right, at the Holder’s option, to convert the outstanding principal amount of this Note, plus all accrued and unpaid interest thereon, at any time, in whole but not in part, into that number of fully paid and nonassessable shares of the Company’s common stock (“Common Stock”) equal to 10% of the total issued and outstanding shares of Common Stock (treating as outstanding for this purpose all Common Stock equivalents, and all shares of Common Stock issuable upon conversion of all outstanding securities convertible into Common Stock and the exercise of all stock options and warrants to purchase Common Stock outstanding immediately before any such conversion) as of, and after giving effect to, the conversion of this Note (the “Percentage Interest”).

(b)

Before the Holder shall be entitled to convert this Note into Common Stock, the Holder shall surrender this Note, duly endorsed, at the office of the Company (or deliver a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement whereby the Holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and shall give written notice, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 11(a) of this Note. The Company shall, as soon as practicable thereafter (but in any event within ten (10) days thereafter), without any further action needed by the Company, issue to the Holder a stock certificate for the number of shares of Common Stock equal to the Percentage Interest; provided, however, that if the Holder gives the foregoing written notice to the Company after ninety (90) days following the date hereof, the Company shall, as soon as practicable after such notice is given (but in any event within ten (10) days thereafter), without any further action needed by the Company, either (i) indefeasibly pay all amounts due and owing under this Note in full or (ii) issue to the Holder a stock certificate for the number of shares of Common Stock equal to the Percentage Interest. The conversion shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of this Note, and the Holder shall be treated for all purposes as the record holder of such Common Stock as of such date.

(c)

In the event that the business of the Company is conducted by the Company and its affiliates through an entity other than the Company and any wholly-owned subsidiary, then the Holder shall have the right thereafter to convert this Note into the Common Stock issuable upon the conversion of this Note and the equity securities of such other entity(ies) representing an equity stake in such other entity(ies) equivalent to the Percentage Interest.

(d)

No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay cash to the Holder in the amount of outstanding principal and accrued interest that is not so converted.

12.

Representations and Warranties. In order to induce the Holder to purchase this Note, the Company makes the following representations and warranties to the Holder:

(a)

Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary or is otherwise required by law.

(b)

Authorization. The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Note. The issuance of the Note does not and will not require any further corporate action. This Note is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c)

Government Approvals. No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or to the best of the Company’s knowledge will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Note or the shares issuable upon conversion hereof (the “Shares”).

(d)

Subsidiaries. The Company does not have any subsidiaries or other equity investment in any other entity.

(e)

Litigation. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or against any officer, key employee or stockholder of the Company in his capacity as such. Neither the Company, nor any officer, key employee or stockholder of the Company in his capacity as such is, to the knowledge of the Company or any such officer, key employee or stockholder of the Company, in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency.

(f)

Compliance with Laws and Other Instruments. The Company is in compliance with all of the provisions of its charter and by-laws, and in all respects with the provisions of any mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute, and regulation by which it is bound or to which the Company or any of its properties are subject. No consent or approval under any contract, agreement, lease, instrument or other documents to which the Company is a party is or will be required in connection with the execution, delivery or performance of this Note or the issuance of the Shares. Neither the execution, delivery or performance of this Note nor the issuance of the Shares will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of the Company’s charter or by-laws, or any statute, rule or regulation, contract or lease, judgment, decree or other document or instrument by which the Company is bound or to which the Company or any of its assets or properties are subject.

(g)

Taxes. The Company has filed all tax returns (including statements of estimated taxes owed) required to be filed within the applicable periods for such filings and has paid all taxes required to be paid or will pay such taxes prior to the time they become delinquent.

(h)

Licenses and Permits. The Company has all permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the Company to conduct its business as presently conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them has occurred or is threatened.

(i)

Use of Proceeds. The Company will apply the proceeds from the issuance and sale of this Note solely as described in Section 1 of this Note.

(j)

Shares. Upon issuance of the Shares, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

(k)

Security. This Note creates a valid security interest in favor of the Holder in the Collateral and, if properly perfected by filing in the appropriate jurisdictions, or by possession or control of such Collateral by the Holder or delivery of such Collateral to the Holder, shall constitute a valid, perfected, first-priority security interest in such Collateral subject to Permitted Liens.

13.

Representations, Warranties and Covenants of Ivan Madera and Olya Havell. In order to induce the Holder to extend the Loan evidenced by this Note, each of Ivan Madera (“IM”) and Olya Havell (“OH”), in his and her individual capacity, jointly and severally make the following representations, warranties and covenants to the Holder. Notwithstanding the foregoing, the representations, warranties and covenants of IM and OH are solely contained in this Section 13:

(a)

IM owns of record and beneficially 400 shares (the “IM Shares”) of Common Stock, representing 38.8% of the Company’s issued and outstanding capital stock (the “Company Shares”).

(b)

OH owns of record and beneficially 400 shares (the “OH Shares”) of Common Stock, representing 38.8% of the Company Shares.

(c)

So long as any amounts remain outstanding on this Note, IM and OH will not, without the Holder’s written consent (such consent not to be unreasonably withheld), directly or indirectly sell, transfer or otherwise dispose of any of the IM Shares or the OH Shares.

(d)

If this Note is converted into Common Stock and thereafter (i) the Company receives a third-party offer for the sale of any Common Stock, the Company will first offer such Common Stock to the Holder on the same economic terms offered by such third-party before completing the sale to the third party (the “Company ROFR”), or (ii) IM or OH receives a third-party offer for the sale of any of the IM Shares or the OH Shares, as applicable, IM or OH will first offer the IM Shares and the OH Shares, as applicable, to the Holder on the same economic terms offered by such third-party before completing the sale to the third party (the “ROFR”). If the Company ROFR is not exercised by the Holder, then the Holder will be given the opportunity to participate pro rata in any such sale on the same economic terms applicable to the Company. If the ROFR is not exercised by the Holder, then the Holder will be given the opportunity to participate pro rata in any such sale on the same economic terms applicable to IM (as to the IM Shares) and OH (as to the OH Shares).

14.

Waivers and Amendments. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder.

15.

Governing Law. This Note is being delivered in, and shall be governed by and construed in accordance with, the laws of the State of Nevada, without regard to conflicts of laws provisions thereof.

[Signature Page Follows]

The Company has duly executed this Promissory Note as of the date first stated above.

MORF3D, INC.,
an Illinois corporation

By: /s/ Ivan Madera
Name: Ivan Madera
Title: President and Chief Executive Officer

/s/ Ivan Madera
Ivan Madera, in his individual capacity solely with respect to Section 13 of this Note and not otherwise

/s/ Olya Havell
Olya Havell, in her individual capacity solely with respect to Section 13 of this Note and not otherwise

SIGMA LABS, INC., a Nevada corporation

By: /s/ Mark J. Cola
Name: Mark Cola
Title: President and Chief Executive Officer

Exhibit A

Permitted Liens

(see attached)